EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:       August 18, 2011

FINANCIAL EDGE FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

FINANCIAL EDGE-STRATEGIC FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

PL CAPITAL/FOCUSED FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

GOODBODY/PL CAPITAL, L.P.

By:	GOODBODY/PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

GOODBODY/PL CAPITAL, LLC

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

PL CAPITAL, LLC

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

PL CAPITAL ADVISORS, LLC

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley
	Managing Member	Managing Member

PL CAPITAL DEFINED BENEFIT PENSION PLAN

By:	/s/ John W. Palmer	/s/ Richard J. Lashley
	John W. Palmer	Richard J. Lashley

KEVIN V. SCHIEFFER GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Kevin V. Schieffer
Kevin V. Schieffer
Trustee

By:	/s/ John W. Palmer
John W. Palmer

By:	/s/ Richard J. Lashley
Richard J. Lashley

By:	/s/ Beth R. Lashley
Beth R. Lashley

By:	/s/ Robin Lashley
Robin Lashley

By:	/s/ Kevin V. Schieffer
Kevin V. Schieffer